Exhibit 4.8

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into as of April 18, 2006, by and between the undersigned (the "Purchaser") and PICTON PHARMACEUTICALS, INC., a Delaware corporation having a business address at 787 Seventh Avenue, 48th Floor, New York, New York 10019 (the “Company”).

RECITALS

WHEREAS, the Company desires to sell shares of common stock, par value $0.001 per share, of the Company (which class of shares is referred to herein as "Common Stock") to Purchaser, and Purchaser desires to purchase these shares, upon the terms and conditions herein specified; and

WHEREAS, Purchaser is willing to subject the Stock (as defined herein) to the restrictions contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises herein contained, the parties hereby agree as follows:

1. Issuance and Acquisition of Stock.

(a) Immediately after the execution of this Agreement by the parties, the Company shall transfer to the Purchaser, and the Purchaser shall acquire from the Company, the number of shares of Common Stock listed beside the Purchaser's name on the signature page hereto (the "Stock"), at the purchase price of $0.001 per share, for the total purchase price listed below the Purchaser's name on the signature page hereto (the "Purchase Price").

(b) Immediately after the execution of this Agreement, the Company shall deliver to the Purchaser a certificate or certificates evidencing the Stock, registered in the name of the Purchaser and concurrently therewith the Purchaser shall make payment for the Stock by delivering to the Seller a check payable to the Company in the amount of the Purchase Price.

2. Violation Of Transfer Provisions.  The Company shall not be required (i) to transfer on its books any shares of Stock which shall have been sold, transferred, assigned or pledged in violation of any of the provisions of this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so sold, transferred, assigned or pledged.

3. Rights as Shareholder.  Except as otherwise provided herein, the Purchaser shall, during the term of this Agreement, exercise all rights and privileges of a shareholder of the Company with respect to the Stock.

4. Representations and Warranties by the Company.

The Company represents, warrants and covenants with the Purchaser as follows:

(a) The Company has all necessary power and capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transaction contemplated hereby.  This Agreement has been validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.  The execution and delivery of this Agreement by the Company do not and the performance of its obligations under this Agreement will not conflict with or result in any breach or constitute a default under any contracts to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected.

(b) The Company has good title to the Stock and owns the Stock free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever (collectively, “Liens”) other than restrictions on transfer imposed under the Securities Act of 1933, as amended (the “Securities Act”).  Upon delivery thereof to the Purchaser, the Purchaser shall acquire good title to the Stock, free and clear of any Liens other than the restrictions set forth in this Agreement and under the Securities Act.  The Stock is validly issued, fully paid and nonassessable.  The Company is transferring the Stock to the Purchaser hereunder pursuant to a valid exemption from registration under the Securities Act.

5. Representations and Warranties by the Purchaser.

The Purchaser represents, warrants and covenants with the Company as follows:

(a) The Purchaser has all necessary power and capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transaction contemplated hereby.  This Agreement has been validly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.  The execution and delivery of this Agreement by the Purchaser do not and the performance of its obligations under this Agreement will not conflict with or result in any breach or constitute a default under any contracts to which the Purchaser is a party or by which the Purchaser or any property or asset of the Purchaser is bound or affected.

(b) The Stock will be acquired by the Purchaser for his own account with the Purchaser's own funds for investment purposes and for the Purchaser's own account, not as a nominee or agent for any other person, firm or corporation, and not with a view to the sale or distribution of all or any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing, any or all of the Stock.  The Purchaser does not have any contract, undertaking, agreement or arrangement with any person, firm or corporation to sell, transfer or grant any participation to any person, firm or corporation with respect to any or all of the Stock.

(c) The Purchaser understands that the Stock will not be registered under the Securities Act, and that the Stock is being issued and sold to the Purchaser based upon an exemption from registration predicated in part on the accuracy and completeness of the Purchaser's representations and warranties appearing herein.

(d) The Purchaser agrees that in no event will the Purchaser sell, transfer, assign or pledge all or any part of the Stock or any interest therein, unless and until (i) the Purchaser shall have furnished the Company with an opinion of counsel satisfactory in form and content to the Company to the effect that (A) such disposition will not require registration of the Stock under the Securities Act or compliance with applicable state securities laws, or (B) appropriate action necessary for compliance with the Securities Act and applicable state securities laws has been taken; (ii) the Company shall have waived, expressly and in writing, its right under clause (i) of this subsection; and (iii) the proposed transferee of the Stock shall have provided the Company with a written agreement or undertaking by which such transferee agrees to be bound by all terms, conditions and limitations of this Agreement applicable to such transferee's transferor as if such transferee were a party hereto.  The requirement of subparagraph (iii) shall not apply to any transfer (A) pursuant to an offering registered under the Securities Act, (B) pursuant to Rule 144 under the Securities Act or (C) effected in a market transaction otherwise exempt from registration under the Securities Act.

(e) The Purchaser is able to fend for itself in connection with the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters (including investments in development stage biotechnology companies) as to be capable of evaluating the merits and risks of its investment in the Company, has the ability to bear the economic risks of its investment for an indefinite period of time and can afford a complete loss of its investment and has had the opportunity prior to the Purchaser's purchase of the Stock to ask questions of and receive answers from representatives of the Company concerning the finances, operations and business of the Company.  The Purchaser acknowledges and agrees that (i) it is not relying upon any statement, promise or assurance of the Company or any investor in the Company (or any representative of the Company or any such investor) in arriving at the Purchaser's decision to purchase the Stock, and has not otherwise been induced to purchase the Stock by the Company or any such investor (or any representative of the Company or any such investor); and that (ii) it has decided to purchase the Stock based upon the Purchaser's own analysis of the merits and risks of investing in the Company without the intervention or assistance of any other person, firm or corporation.

(f) The Purchaser understands and acknowledges that the Purchaser will not be permitted to sell, transfer, assign or pledge the Stock until it is registered under the Securities Act or an exemption from the registration and prospectus delivery requirements of the Securities Act is available to the Purchaser, and that there is no assurance that such an exemption from registration will ever be available or that the Purchaser will ever be able to sell any of the Stock.

(g) All certificates representing the Stock and, until such time as the Stock is sold in an offering which is registered under the Securities Act or the Company shall have received an opinion of counsel satisfactory in form and content to the Company that such registration is not required in connection with a resale (or subsequent resale) of the Stock, all certificates issued in transfer thereof or substitution therefor, shall, where applicable, have endorsed thereon the following (or substantially equivalent) legends:

(i) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT TRANSFERABLE WITHOUT THE EXPRESS WRITTEN CONSENT OF HAAST SCIENCES, INC. (THE "COMPANY") AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.  ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

(ii) Any legend required to be placed thereon by any applicable state securities law.

(h) The Company shall not be obligated to transfer any of the Stock if counsel for the Company determines that any applicable registration requirement under the Securities Act or any other applicable requirement of federal or state law has not been met.

6. Registration Rights.

(a) Defined Terms.  Terms used in this Section 6 and not otherwise defined herein shall have the meanings set forth below:

(i) “Founders” shall mean all the purchasers purchasing shares of the Company’s Common Stock pursuant to stock purchase agreements dated the date hereof.

(ii) “Other Shares” means at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares hereunder.

(iii) “Primary Shares” means at any time authorized but unissued shares of Common Stock and shares of Common Stock held by the Company in its treasury.

(iv) “Registrable Shares” means the shares of Common Stock held by the Founders which constitute Restricted Shares.

(v) “Restricted Shares” means shares of Common Stock held by the Founders and any other securities which by their terms are exercisable or exchangeable for or convertible into Common Stock which are held by the Founders (including exercised or unexercised warrants for preferred stock or Common Stock or convertible debt securities).  As to any particular Restricted Shares, once issued, such Restricted Shares shall cease to be Restricted Shares when (i) they have been registered under the Securities Act, the registration statement in connection therewith has been declared effective and they have been disposed of pursuant to such effective registration statement, (ii) they are eligible to be sold or distributed pursuant to Rule 144 promulgated under the Securities Act (including, without limitation, Rule 144(k)) in a single transaction by the Purchaser without limitation, or (iii) they shall have ceased to be outstanding.

(b) Piggy-Back Registration Rights.

(i) If the Company at any time proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act (or any successor forms thereto)), it shall give written notice to the Purchaser of its intention to so register such Primary Shares or Other Shares at least 30 days before the initial filing of the registration statement related thereto and, upon the request, delivered to the Company within 20 days after delivery of any such notice by the Company, of the Purchaser to include in such registration Registrable Shares held by the Purchaser (which request shall specify the number of such Registrable Shares proposed to be included in such registration), the Company shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration (subject to customary cutback in the event the managing underwriter, if any, advises the Company that the inclusion of all Registrable Shares requested to be included in such registration would interfere with the successful marketing (including pricing) of the Primary Shares or Other Shares proposed to be registered by the Company).

(ii) The number of requests permitted by the Purchaser pursuant to this Section 6(b) shall be unlimited.

(c) Registrations on Form S-3.   Anything contained in Section 6(a) to the contrary notwithstanding, at such time as the Company shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, the Purchaser shall have the right to request an unlimited number of registrations of Registrable Shares held by the Purchaser on Form S-3 (which may, at the Purchaser’s request, be shelf registrations pursuant to Rule 415 promulgated under the Securities Act) or its successor form, which request or requests shall (i) specify the number of Registrable Shares intended to be sold or disposed of and the holders thereof, (ii) state whether the intended method of disposition of such Registrable Shares is an underwritten offering or a shelf registration and (iii) relate to Registrable Shares having an aggregate offering price (before underwriting discounts and commissions) of at least $1,000,000.

(d) Expenses. All expenses incurred by the Company and the Purchaser in complying with their obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Shares, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Company’s counsel and accountants and fees and expenses of one counsel selected by the holders of Registrable Shares requesting such registration shall be paid by the Company; provided, however, that all underwriting discounts, selling commissions applicable to the Registrable Shares and Other Shares shall be borne by the holders selling such Registrable Shares and Other Shares, in proportion to the number of Registrable Shares and Other Shares sold by each such holder.

(e) Other Terms and Provisions. The Purchaser hereby agrees to comply with all terms and provisions set forth in the registration documents into which the Company enters in connection with the applicable registration of Primary Shares or Other Shares as reasonably requested by the Company, including without limitation, customary lock-up provisions, underwriting agreements, indemnification, and permitted suspensions, etc. as if the Purchaser was a party thereto.

(f) Assignment.  Notwithstanding Section 7(a) below, Purchaser may assign its rights under this Section 6 to any purchaser or permitted transferee of Registrable Shares; provided, however, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as a Purchaser whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of “Purchaser” herein and had originally been a party hereto.

(g) Mergers, Etc.  The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company hereunder, and for that purpose references hereunder to “Registrable Shares” shall be deemed to include the common stock, if any, which the Purchaser would be entitled to receive in exchange for Common Stock under any such merger, consolidation or reorganization, provided that, to the extent the Purchaser receives securities that are by their terms convertible into shares of common stock of the issuer thereof, then any such shares of common stock as are issued or issuable upon conversion of said convertible securities shall be included within the definition of “Registrable Shares”.

(h) Amendment, Waiver, etc. of Registration Rights.  Notwithstanding, Section 7(h) below, the terms and provisions of this Section 6 may be modified, amended, waived or terminated with the written consent of Founders holding more than fifty percent (50%) of the Registrable Securities issued on the date hereof.

7. General Provisions.

(a) No Assignments.  Subject to Section 6(f) above, the Purchaser shall not transfer, assign or encumber any of its rights, privileges, duties or obligations under this Agreement without the prior written consent of the Company, and any attempt to so transfer, assign or encumber shall be void.

(b) Notices.  All notices and other communications which are required or permitted to be given pursuant to the terms of this Agreement shall be in writing and shall be sufficiently given (i) if personally delivered, (ii) if sent by telex or facsimile, provided that "answer-back" confirmation is received by the sender or (iii) upon receipt, if sent by registered or certified mail, postage paid return receipt requested in any case addressed as follows:

(i)	If to the Company:

Picton Pharmaceuticals, Inc.
787 Seventh Avenue
48th Floor
New York, New York 10019
Attn.: President

(ii)	If to the Purchaser, to the address set forth on the signature page of this Agreement.

The address of a party, for the purposes of this Section 7(b)(ii), may be changed by giving written notice to the other party of such change in the manner provided herein for giving notice.  Unless and until such written notice is received, the addresses as provided herein shall be deemed to continue in effect for all purposes hereunder.

(c) Standoff Agreement.  The Purchaser agrees that, in connection with each underwritten public offering registered under the Securities Act of shares of Common Stock or other equity securities of the Company by or on behalf of the Company, the Purchaser shall not sell or transfer, or offer to sell or transfer, any shares of Common Stock or other equity securities of the Company for such period as the managing underwriter of such offering or the Company determines is necessary to effect the underwritten public offering.

(d) Choice of Law; Consent to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the internal laws (without giving effect to the conflicts of law principles) of the State of New York.

(e) Severability.  The parties hereto agree that the terms and provisions in this Agreement are reasonable and shall be binding and enforceable in accordance with the terms hereof and, in any event, that the terms and provisions of this Agreement shall be enforced to the fullest extent permissible under law.  In the event that any term or provision of this Agreement shall for any reason be adjudged to be unenforceable or invalid, then such unenforceable or invalid term or provision shall not affect the enforceability or validity of the remaining terms and provisions of this Agreement, and the parties hereto hereby agree to replace such unenforceable or invalid term or provision with an enforceable and valid arrangement which, in its economic effect, shall be as close as possible to the unenforceable or invalid term or provision.

(f) Successors.  All references in this Agreement to the Company shall include any and all successors in interest to the Company, whether by merger, consolidation, sale of all or substantially all assets or otherwise, and this Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the terms herein set forth, shall be binding upon the Purchaser, its successors and permitted assigns.

(g) Counterparts.  This Agreement may be executed in two counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

(h) Modification, Amendment and Waiver.  Subject to Section 6(h) above, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company unless the same shall be in a written instrument signed by an officer of the Company on its behalf and such instrument is approved by its Board of Directors.  The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision hereof in accordance with its terms.

(i) Further Assurances.  The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(j) Integration.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

(k) Headings.  The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

(l) Gender and Number.  As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires.  Additionally, unless the context requires otherwise, "or" is not exclusive.

Balance of the Page Intentionally Left Blank; Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or caused this Agreement to be duly executed by their respective officers, partners or other representatives, thereunto duly authorized, all as of the day and year first above written.

PICTON PHARMACEUTICALS, INC.

By:
Name:
Title:

PURCHASER:

Name:
Address:

SS#:

NUMBER OF SHARES OF
COMMON STOCK
PURCHASABLE:

PURCHASE PRICE:                  $